Exhibit 23.1

Consent of Independent Accountant

We have issued our report dated October 31, 2018, with respect to the consolidated financial statements of Metapack Limited and Subsidiaries included in the amended Current Report on Form 8-K of Stamps.com Inc. dated October 31, 2018. We consent to the incorporation by reference of said report in the following Registration Statements of Stamps.com Inc.:

(1)	Registration Statement (Form S-8 No. 333-81733) pertaining to the 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of Stamps.com Inc.;
(2)
Registration Statement (Form S-8 No. 333-33648) pertaining to the 1999 Stock Incentive Plan, 1999 Employee Stock Purchase Plan, and IShip.com, Inc. Amended and Restated 1997 Stock Plan of Stamps.com Inc.;

(3)	Registration Statement (Form S-8 No. 333-42764) pertaining to the 1999 Stock Incentive Plan of Stamps.com Inc.;
(4)	Registration Statement (Form S-8 No. 333-168360) pertaining to the Stamps.com Inc. 2010 Equity Incentive Plan.;
(5)	Registration Statement (Form S-3 No. 333-202161) pertaining to the Prospectus of Stamps.com Inc. for the registration of 768,900 shares of its common stock; and
(6)
Registration Statement (Form S-8 No. 333-216990) pertaining to the 2014 Amendment and 2016 Amendment to the Stamps.com Inc. 2010 Equity Incentive Plan, the 2016 ShippingEasy Equity Inducement Plan, and the Management Incentive Plan.

/s/ Grant Thornton UK LLP

London, United Kingdom
October 31, 2018